                                                                    Exhibit 10.8

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                       COREL RECIPROCAL LICENSE AGREEMENT

         This Agreement made as of the 25th day of January, 1998 by and between COREL CORPORATION ("COREL") having its principal place of business at 1600 Carling Avenue, Ottawa, Ontario K1Z 8R7 and DRAGON SYSTEMS, INC. ("DRAGON") having its principal place of business at 320 Nevada Street, Newton, MA 02160.

BACKGROUND:

1. DRAGON designs, manufactures and markets speech recognition software among other things.

2.       COREL has developed and markets certain productivity software.

3. DRAGON desires to license such productivity software for distribution together with its speech recognition software and COREL is willing to grant DRAGON a license to such productivity software for distribution together with DRAGON's speech recognition software subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the parties agree as follows:

1.       INTERPRETATION

1.1      Definitions. As used herein:

         1.1.1 "Agreement" means this Corel Reciprocal License Agreement, including any schedules and exhibits attached hereto.

         1.1.2        "Customer" means any Distributor or End User.

         1.1.3 "DRAGON Product" means any version of DRAGON's speech recognition software product entitled "Naturally Speaking" now or hereafter marketed and distributed by DRAGON.

         1.1.4 "Distributor" means any third party which acquires possession of an Integrated DRAGON Product for distribution to an End User, sub-distributor, or reseller.

         1.1.5 "Documentation" means the user manuals, handbooks and other written materials relating to the COREL Software provided by COREL to DRAGON hereunder.

         1.1.6        "Effective Date" means the date first set out above.

         1.1.7 "End User" means any third party licensed by COREL or any of its subsidiaries to use the Software pursuant to the terms of an End User License.

         1.1.8 "End User License" means COREL's End User License Agreement as modified by COREL from time to time.

         1.1.9 "Integrated DRAGON Product" means any DRAGON Product that incorporates or is bundled with the COREL Software.

         1.1.10 "OEM" means an original equipment manufacturer and refers to hardware vendors that hard-bundle Integrated DRAGON Products with computer hardware for resale to sub-distributors, resellers or End Users. For clarity, "hard-bundle" means that the software application must be sold as part of the complete system being sold at the time of its original sale and not merely as one among other software applications from which the consumer may choose to have included as part of the system (ie. "soft-bundle").

         1.1.11 "Person" means any an individual, corporation, partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

         1.1.12 "Dragon Reciprocal License Agreement" shall have the meaning set out in Section 6. 1.

         1.1.13 "COREL Software" means the object code version of the computer software described in Schedule "A" hereto, along with accompanying Documentation.

         1.1.14 "Term" means the period of time from the Effective Date through to the conclusion of this Agreement as provided in
                      Section 12.1.

         1.1.15       "Trade-marks" means the trade names, trade-marks and logos related to the Software.

2.       GRANT OF LICENSE

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
2.1 License. Subject to the terms and conditions hereof, COREL hereby grants to DRAGON and DRAGON accepts from COREL a world-wide, non-exclusive, non-transferable license to reproduce and distribute the COREL Software in object code format incorporated in or bundled only as part of an Integrated DRAGON Product. In addition to any other restrictions set out in this Agreement, the foregoing license shall be subject to the bundling and distribution restrictions set out in Schedule "A" hereto.

2.2 Distributors. DRAGON shall have the right to appoint Distributors and sublicense to them the right to distribute the Integrated DRAGON Product; provided that DRAGON shall ensure that any such distribution of the Integrated DRAGON Product by its Distributors is in compliance with and in accordance with the terms of this Agreement.

2.3 OEM. DRAGON shall have the right to appoint OEMs and sublicense to them the right to reproduce distribute the English (U.S.) version of the Integrated DRAGON Product in the United States and Canada only; provided that DRAGON shall ensure that any such reproduction and distribution of the Integrated DRAGON Product by OEMs is in compliance with and in accordance with the terms of this Agreement and, in particular, shall be restricted to hard-bundled distribution as described in Section 1.1.10. No version of the Integrated DRAGON Product other than the English (U.S.) version may be distributed by an OEM without the written approval of an authorized representative of COREL.

2.4 Trade-marks. Subject to the terms and conditions hereof, COREL hereby grants to DRAGON and DRAGON accepts from COREL, a world-wide, royalty-free, non-exclusive license to use the Trade-marks solely in the form provided by COREL to DRAGON and only in connection with the reproduction, manufacturing, marketing and distribution of any Integrated DRAGON Product.

         2.4.1 Non-alteration. DRAGON agrees not to obstruct, remove, interfere with, or in any way alter the Trade-marks. DRAGON acknowledges and agrees that COREL retains all of its right, title and interest in the Trade-marks, and all use of the Trade-marks by DRAGON shall enure to the benefit of COREL.

         2.4.2 Mark Policies and Standards. DRAGON shall display the Trade-marks in accordance with COREL's guidelines for using trade-marks as set out in Schedule "B" hereto or as otherwise in effect from time to time and as provided to DRAGON. Notwithstanding the foregoing, any change by COREL to its trade-mark guidelines which affects DRAGON's usage shall not apply retroactively to DRAGON's past usage which conformed with the then current guidelines and COREL shall permit DRAGON a reasonable period of time in which to conform with the new guidelines. COREL retains the right to specify and approve the quality and standards of all materials on which the Trade-marks are displayed and to inspect from time to time samples of such materials. Failure of DRAGON to adhere to such standards of quality shall be grounds for COREL to terminate DRAGON's rights to use such Trade-marks.

         2.4.3 Validity and Enforceability of Marks. DRAGON shall not at any time during or after this Agreement assert any claims or interest in or to anything which may adversely affect the validity or enforceability of any of the Trade-marks. DRAGON shall not register, seek to register, or cause to be registered any of the Trade-marks without COREL's prior written consent.

         2.4.4 Infringement and Further Assurances. DRAGON agrees to promptly notify COREL of any claim, action, suit, proceeding, or litigation that is instituted by any Person against it involving the Trade-marks. DRAGON agrees to report all infringement or improper or unauthorized use of the Trade-marks which come to the attention of DRAGON, and to reasonably assist COREL in protecting same, but DRAGON acknowledges and agrees that only COREL shall have the right to bring any action, claim or suit in connection with any such infringement. DRAGON agrees to execute all reasonable documents and further assurances required by COREL to register or protect COREL's rights in the Trade-marks.

         2.4.5 Term. The license to use the Trade-marks herein shall be contemporaneous and coterminous with this Agreement and is granted solely for the purposes of this Agreement. Subject to DRAGON's right to sell off inventory of DRAGON Product in which the COREL Software is incorporated as set out in
                      Section 12.1.1, if this Agreement is terminated or is assigned otherwise than as is provided herein, the rights to use the Trademarks granted herein shall immediately end and be of no further force or effect and DRAGON shall not thereafter use, advertise or display any name, trademark, trade name, designation or logo which is, or any part of which is, to any extent similar to, or confusing with any of the Trade-marks.

3.       OWNERSHIP

3.1 COREL Software. Except for the rights and licenses granted to DRAGON under this Agreement, COREL shall retain all right, title and interest, including intellectual property rights in the COREL Software.

3.2 Proprietary Rights Notices. DRAGON agrees not to obstruct, remove, interfere with, or in any way alter any proprietary rights notices that appear in the COREL Software and to reproduce any such notices in all copies of the COREL Software that are bundled with Integrated DRAGON Products.

4.       RESPONSIBILITIES OF DRAGON

4.1 End User License. DRAGON shall ensure that each copy of the COREL Software is distributed with a copy of the End User License. DRAGON shall not alter the End User License.

4.2 Restrictions. DRAGON shall reproduce the COREL Software only in the form provided by COREL and shall not alter the COREL Software or any part thereof. DRAGON shall not reverse engineer, decompile or disassemble the COREL Software and agrees not to permit anyone else to do so.

4.3 Stand Alone Distribution. DRAGON shall not, nor shall DRAGON permit any of its Distributors, to distribute the COREL Software other than incorporated into or bundled as part of an Integrated DRAGON Product.

4.4 Support for Customers. DRAGON shall be solely responsible for providing maintenance and technical support to End Users regarding the DRAGON Software portion of Integrated DRAGON Product distributed through the retail sales channel. Such maintenance and support shall be provided by DRAGON in accordance with DRAGON's standard policies and procedures as they may be changed by DRAGON from time to time. DRAGON shall have no maintenance or technical support obligation regarding the DRAGON Software portion of the Integrated COREL Product or the Integrated DRAGON Product distributed through the OEM sales channel; provided that DRAGON shall provide COREL and OEMs with second-level technical support in order to assist OEM in providing technical support to End Users of Integrated DRAGON Product distributed through the OEM sales channel.

4.5 Packaging and Marketing Materials. DRAGON shall be solely responsible for the design, production and reproduction of all packaging and marketing material for the Integrated DRAGON Products. Any packaging or marketing materials prepared by or for DRAGON shall advertise the COREL Software as being available only as a bundled product within an Integrated DRAGON Product, shall quote only the bundled price, without disclosing a separate price for the COREL Software, unless required by law. In addition, the front panel of any packaging for the Integrated DRAGON Product shall prominently display the Trade-marks of COREL.

4.6 Joint-Marketing Efforts. The parties shall cooperate in joint-marketing opportunities regarding the Integrated DRAGON Products.

4.7 Registered User Base. DRAGON shall provide COREL with access to its database of registered End Users of DRAGON Products for the purpose of a mailing for the marketing of any COREL products which are not substantially competitive to the core functionality of any speech recognition product marketed by DRAGON. For clarity, the COREL Software and upgrades thereto shall not be considered to be competitive to the Integrated DRAGON Product. Such access shall be indirect only, through DRAGON or it's third party mailing house. COREL shall bear all costs associated with producing the insert and mailing such insert to DRAGON's registered users, except for the access fee, if any, generally charged by DRAGON to third parties and shall be restricted to one mailing per calendar quarter. COREL shall not be entitled to use the information relating to DRAGON's registered End Users for any other purpose. DRAGON shall be entitled to approve all materials sent to its registered user base; such approval not to be unreasonably withheld.

4.8 Compliance with Laws. DRAGON shall comply with all laws, rules, and regulations existing with respect to the Integrated DRAGON Product and the performance by DRAGON of its obligations hereunder existing in the jurisdictions where DRAGON carries on activities under this Agreement and where the Integrated DRAGON Product is resold or distributed from time to time. DRAGON shall not export the Integrated DRAGON Product unless such export complies with any applicable export laws and regulations as they apply to the Integrated DRAGON Product. In particular, DRAGON shall not export or re-export the Integrated DRAGON Product, either directly or indirectly, to countries which the United States has prohibited export, including, but not limited to Cuba, Iran, Iraq, Libya and North Korea. DRAGON shall impose the same obligation on its Distributors.

4.9 Quality Assurance. DRAGON agrees to implement and maintain quality assurance programs in keeping with industry standards and practices with respect to its reproduction and distribution of the Integrated DRAGON Products.

5.       RESPONSIBILITIES OF COREL

5.1 Gold Masters. To enable DRAGON to exercise the licenses granted under Section 2.1 hereof, COREL shall deliver the gold masters of the media for the COREL Software to DRAGON in accordance with the delivery schedule set out in Schedule "A" hereto.

5.2 Support for Customers. COREL shall be responsible for providing maintenance and technical support to End Users of the COREL Software portion of Integrated DRAGON Product distributed through the retail sales channel. All such support shall be provided in accordance with COREL's standard policies and procedures as they may be changed by COREL from time to time.

5.3 Support to DRAGON. During the term of this Agreement, COREL shall provide free of charge bug fixes, and reasonable telephone and facsimile support in respect of the COREL Software to assist DRAGON in the implementation of the COREL Software for DRAGON's purposes.

6.       CONSIDERATION

6.1 Payment. In consideration of the grant to DRAGON of the licenses to the COREL Software hereunder, DRAGON agrees to pay COREL the amounts set out in Schedule "C" hereto ("Royalty Schedule"). Except as set out in the Royalty Schedule, DRAGON shall not be obligated to pay any license fee, royalties or other payments to COREL in consideration of the licenses to the COREL Software granted hereunder.

6.2 Reciprocal License Agreement. As further consideration of the grant to DRAGON of the licenses to the COREL Software hereunder, DRAGON has entered into a software license and distribution agreement which is attached hereto as
Exhibit 1 ("Dragon Reciprocal License Agreement") under which DRAGON has granted to COREL a license to distribute certain versions of its speech recognition software together with certain of COREL's productivity software products.

6.3 Taxes. DRAGON shall pay, in addition to all amounts specified in this Agreement, all duties and foreign, federal, state, county, local income taxes, value added taxes and other taxes, or amounts in lieu thereof, and interest thereon, paid or payable or collectible by COREL (exclusive of taxes based on COREL's net income) levied or based on amounts chargeable to or payable by DRAGON pursuant to this Agreement. In the event any payments required to be made by DRAGON under this Agreement are subject to applicable withholding tax that DRAGON is required to deduct from such payments, DRAGON shall promptly deliver to COREL receipts issued by appropriate government authorities for all such taxes withheld or paid by DRAGON and DRAGON shall fully and promptly cooperate with COREL to provide such information and records as COREL may require in connection with any application by COREL to obtain available tax credits.

6.4 Reports. DRAGON will provide to COREL quarterly reports within forty (45) days of the end of each quarter specifying the number of reproductions of the Integrated DRAGON Products released for distribution by DRAGON and its Distributors. Such reports shall include a breakdown of the number of Integrated DRAGON Products by version, language and sales channel (ie. retail or OEM).

6.5 Audits. DRAGON agrees to maintain complete and accurate records relating to its promotion, marketing, use and distribution of Integrated DRAGON Product. COREL shall have the right no more often than once per twelve month period to appoint an independent third party to examine DRAGON's relevant books and records in order to verify DRAGON's compliance with the terms of this Agreement. Any such audit shall be at the expense of COREL unless the audit reveals a non-compliance by DRAGON with the terms of this Agreement of greater than five percent (5%) in which case the audit shall be at the expense of DRAGON.

7.       WARRANTIES, REPRESENTATIONS AND COVENANTS

         COREL warrants, represents and covenants to DRAGON as follows and acknowledges that DRAGON is relying on such warranties, representations and covenants in entering into this Agreement and the transactions contemplated in this Agreement:

7.1 Storage Medium. The COREL Software storage medium for the golden masters is warranted against defects in workmanship and materials for a period of ninety (90) days from the date it is delivered to Distributor. In the event that the storage medium is defective COREL will replace it free of charge with another copy of the COREL Software. Replacement of the storage medium shall be COREL's sole obligation and Distributor's sole remedy for a breach of the warranty in this section.

7.2 Limitation. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THE COREL SOFTWARE AND STORAGE MEDIA ARE PROVIDED AND LICENSED "AS IS" AND THERE ARE NO WARRANTIES, REPRESENTATIONS OR CONDITIONS, EXPRESS OR IMPLIED, WRITTEN OR ORAL, ARISING BY STATUTE, OPERATION OF LAW OR OTHERWISE, REGARDING THEM, OR ANY OTHER PRODUCT OR SERVICE PROVIDED HEREUNDER OR IN CONNECTION HEREWITH. COREL DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABLE QUALITY, MERCHANTABILITY, DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING PERFORMANCE OF THE COREL SOFTWARE OR STORAGE MEDIA, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY BY COREL. THERE IS NO IMPLIED WARRANTY OF NONINFRINGEMENT; THE SOLE REMEDY FOR INFRINGEMENT IS PROVIDED IN
SECTION 8.

7.3 No Variation. NO AGREEMENTS VARYING OR EXTENDING THE FOREGOING WARRANTIES OR LIMITATIONS WILL BE BINDING ON EITHER PARTY UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BOTH PARTIES.

7.4 DRAGON not to Bind. DRAGON will give and make no warranties or representations on behalf of COREL as to quality, merchantable quality, fitness for a particular use or purpose or any other features of the COREL Software; and DRAGON shall not incur any liabilities, obligations or commitments on behalf of COREL, including, without limitation, a variation of the End User License.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

8.       INFRINGEMENT

8.1 Defense and Settlement. If notified promptly in writing of any action (and all prior related claims) brought against DRAGON alleging that DRAGON's distribution or other disposition of the COREL Software under this Agreement infringes any valid Canadian or United States copyright, COREL will defend that action at its expense and will pay the costs and damages awarded against DRAGON in the action, provided: that COREL shall have sole control of the defense of any such action and all negotiations for its settlement or compromise; that DRAGON, and where applicable, those for whom DRAGON is in law responsible, cooperate fully with COREL in its defense of the action; and that COREL shall have no liability if the action results from the use of the COREL Software for purposes or in an environment for which it was not designed or modification of the COREL Software by anyone other than COREL.

8.2 Options Where Claim. If a final injunction is obtained in such action against DRAGON's resale of the COREL Software or if in COREL's opinion the COREL Software is likely to become the subject of a claim of infringement, COREL shall at its sole option and expense either procure for DRAGON the right to resell the COREL Software or replace or modify the COREL Software so that it becomes non-infringing or terminate this Agreement. In the event COREL terminates this Agreement pursuant to this Section 8.2, DRAGON shall be entitled to terminate the Reciprocal License Agreement.

9.       LIMITATION OF LIABILITY

9.1      Limitation. EXCEPT IN CASE OF A CLAIM FOR WHICH COREL IS OBLIGATED
TO DEFEND AND SETTLE PURSUANT TO SECTION 8.1 AND THE INDEMNITY PROVIDED BY DRAGON PURSUANT TO SECTION 10.1, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES
WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE COREL SOFTWARE OR STORAGE MEDIA, OR OTHER COREL PROVIDED MATERIAL WHETHER IN AN ACTION IN CONTRACT OR TORT INCLUDING BUT NOT LIMITED TO NEGLIGENCE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES ARE FORESEEABLE.

9.2 Aggregate Liability. Other than as provided in Section 8, COREL's aggregate liability to DRAGON whether for negligence, breach of contract, misrepresentation or otherwise shall in respect of a single occurrence or a series of occurrences in no circumstances exceed the amount of [**].

10.      DRAGON INDEMNIFICATION

10.1 Indemnification. Except as set forth in Section 8, DRAGON agrees to indemnify and save COREL harmless from and against any and all claims, demands, costs and liabilities (including all reasonable legal and attorney fees and expenses) of any kind whatsoever, arising directly or indirectly: (i) out of claims by DRAGON's Customers relating to DRAGON Products; (ii) out of DRAGON's, or its authorized Distributor's reproductions of the COREL Software; or (iii) out of DRAGON's performance or non-performance of its obligations hereunder.

11.      CONFIDENTIALITY

11.1 Proprietary Information. All information (regardless of its form, manifestation or how it is known to the other party) concerning either party to this Agreement, including without limitation the source code for the COREL Software, technology, data, business, financial affairs, and operations of each respective party hereto, is hereby deemed to be for the purposes of this Section 11 as confidential and proprietary to each such respective party ("Confidential Information"). Confidential Information shall not include information defined as Confidential Information above which the receiving party can establish before a court of competent jurisdiction: (i) was in the possession of the receiving party at the time of disclosure; (ii) prior to or after the time of disclosure becomes part of the public domain without the act or omission of the party to whom it was disclosed; (iii) is disclosed to the receiving party by a third party under no legal obligation to maintain the confidentiality of such information; or (iv) was independently developed by the receiving party. All such Confidential Information shall be treated as strictly confidential by the receiving party and its employees, contractors and agents and shall not be disclosed by the receiving party without the disclosing party's prior written consent. However, the receiving party may disclose Confidential Information of the disclosing party in accordance with judicial or other governmental order, provided the receiving party shall give the disclosing party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

11.2 Treatment of Confidential Information. Neither party shall in any way duplicate all or any part of the other party's Confidential Information, except in accordance with the terms and conditions of this Agreement. Each party shall have an appropriate agreement with each of its employees, contractors and agents having access to the other party's Confidential Information sufficient to enable that party to comply with all the terms of this Agreement. Each party agrees to protect the other's Confidential Information with a fiduciary duty and shall adopt or maintain procedures to protect such Confidential Information commensurate with such duty.

11.3 Further Treatment of Proprietary Information. Each party agrees not to disclose any such Confidential Information without the prior written consent of the other, to anyone other than that party's employees, contractors and agents who have a need to know same to carry out the rights granted hereunder. Each party shall use its reasonable efforts to protect all such Confidential Information from material harm, damage, theft, tampering, sabotage, interference or unauthorized use, during the term of this Agreement and during such time as such Confidential Information remains in the possession of the other party.

11.4 Action to Protect. Each party shall promptly report to the other any actual or suspected violation of the terms of this Section 11, and shall take all reasonable steps to prevent, control or remedy such violation.

11.5 Equitable Relief. In recognition of the unique and proprietary nature of the information disclosed by the parties, it is agreed that each party's remedies for a breach by the other of its obligations under this Section 11 shall be inadequate and the disclosing party shall, in the event of such breach and be entitled to seek equitable relief, including without limitation, injunctive relief and specific performance, in addition to any other remedies provided hereunder or available at law.

12.      TERMINATION

12.1 Term. Subject to Section 6.1, this Agreement shall commence on the Effective Date and, subject to Section 8.2, shall continue for a period of two
(2) years unless it is terminated in accordance with the provisions of this Section. Unless either party notifies the other a minimum of sixty (60) days prior to the end of the Term of this Agreement or any renewal Term thereof, it shall automatically renew for successive one (1) year terms thereafter. This Agreement may be terminated by either party in the event of any material breach by the other party hereto which continues after thirty (30) days written notice of said breach (which notice shall, in reasonable detail, specify the nature of the breach) by the non-defaulting party to the defaulting party.

         12.1.1 Upon termination of this Agreement the licenses granted to DRAGON pursuant to Section 2 shall terminate immediately and DRAGON shall immediately discontinue distribution of and return or destroy Gold Masters of the COREL Software within its possession or control within thirty (30) days of termination. Notwithstanding the foregoing, DRAGON shall be entitled to distribute for a period of six (6) months after the date of termination all inventory of Integrated DRAGON Products existing at the date of termination and DRAGON may retain such copies of the COREL Software as are required to maintain and support its End Users.

No termination of this Agreement by either DRAGON or COREL shall affect sublicenses of the COREL Software granted to End Users under the terms of the End User License.

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
13.      NOTICES

13.1 Notices. Any notice or other communication to the parties shall be sent to the attention of the persons and at the addresses set out below, or such other persons and/or places as they may from time to time specify by notice in writing to the other party. Any such notice or other communication shall be in writing, and shall be given by registered mail, facsimile or telex and shall be deemed to have been given when such notice should have reached the addressee in the ordinary course, provided there is no strike by postal employees in effect or other circumstances delaying mail delivery, in which case notice shall be delivered or given by facsimile or telex.

In the case of COREL:                       In the case of DRAGON:

Corel Corporation                           Dragon Systems, Inc.
1600 Carling Ave.                           320 Nevada St.
Ottawa, ON                                  Newton, MA
Canada K1Z 8R7                              U.S.A. 02160
Fax: 613-725-2691                           Fax: 617-332-9575

Attention:  Carey Stanton                   Attention:    Janet Baker
            Vice-President of                             President
            Business Development

CC:      Corporate Counsel                  CC:      Hale & Dorr
         Legal Department                            60 State Street
                                                     Boston, MA 02109

                                            Attention:   Michael Bevilacqua

14.      GENERAL

14.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada, excluding that body of law applicable to choice of law and excluding the United Nations Convention on Contracts for the International Sale of Goods and any legislation implementing such Convention, if otherwise applicable.

14.2     Survival. The provisions of sections 2.4.5, 3, 4.4, 5.2, 7, 8, 9,
10 and 11 shall survive any termination of this Agreement until expressly waived in writing by the party for whom they are of benefit or terminated by a further written agreement of the parties.

14.3 Enforceability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision or part thereof which is necessary to render the provision valid, legal and enforceable, shall be severed from the agreement and the other provisions and the remaining part thereof of that provision shall remain in full force and effect.

14.4 Further Assurances. The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to this Agreement.

14.5 Entire Agreement. This Agreement, together with the Reciprocal License Agreement, constitutes the entire agreement between the parties concerning the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties other than as expressly set forth in this Agreement or the Reciprocal License Agreement.

14.6 Remedies. The remedies expressly stated in this Agreement shall be in addition to and not in substitution for those generally available at law or in equity.

14.7 Waiver. No waiver or any provision of this agreement by a party shall be enforceable against that party unless it is in writing and signed by an authorized officer of that party.

14.8 Assignment. Neither party may assign this Agreement or the rights granted hereunder without the prior written consent of the other which shall not be unreasonably withheld; provided that either may assign this Agreement to a purchaser of all or substantially all of the assets related to the product line which utilizes the COREL Software or to a successor corporation in the event of a merger or other reorganization in which it is not the surviving entity and provided further that either party may assign all or any part of its rights under this Agreement to a wholly-owned subsidiary of such party.

14.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

14.10 Publicity. Upon the Effective Date or shortly thereafter, the parties shall co-operate to make a public announcement about the execution of this Agreement. Each party must approve the final form and content of that announcement. After the initial announcement is made under this Section 14.11, COREL and DRAGON shall communicate and co-operate with respect to advertising and publicity regarding this Agreement and their relationship, and, subject to section 2.3, shall obtain the consent of the other party before publishing or releasing any public statements or announcements relating to this Agreement, other than advertising and marketing materials.

14.11 Independent Contractors. The parties to this Agreement are independent contractors. No relationship of principal to agent, master to servant, employer to employee or franchisor to franchisee is established hereby between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

14.12 No Benefit No Director, Officer or employee of Corel Corporation (and/or its subsidiaries and affiliates) shall be admitted to any share or part of this Agreement or to any benefit arising therefrom.

14.13 Purpose of Agreement. This Agreement, together with the Dragon Reciprocal Agreement, enables COREL, royalty-free, to license and distribute DRAGON's current and next major version of DNS Personal Edition incorporated into or bundled with its current and next major version of Corel WordPerfect Suite, including its Legal Edition of the Suite. DRAGON may, also on a royalty-free basis, license and distribute COREL's previous version and current version of Corel WordPerfect Suite incorporated into or bundled with DRAGON's speech recognition products. Both parties will engage in a variety of joint marketing activities. Since it is understood that integrated products incorporating or bundled with the current version of DRAGON's DNS software are more salable than those incorporating or bundled with the previous version of Corel WordPerfect Suite, COREL agrees further to actively promote DRAGON's visibility with its products, and to engage in additional activities facilitating DRAGON's activities to realize timely revenues through the licensing and distribution of DRAGON products and product upgrades to COREL's target market and customer base. These additional activities, actively under discussion and therefor not detailed in the agreements here, are essential to the success of DRAGON, as well as to COREL.

Also included in these agreements are terms and conditions under which each of the parties may, for royalty, sublicense specific integrated products to hardware OEMs for purchasers of new equipment. Additionally, certain other designated COREL products incorporating Corel WordPerfect Suite may be licensed and distributed by DRAGON for fees to be determined by the parties. These include, but are not limited to COREL's 32-bit Legal Edition and 32-bit Medical Edition Suites.

                            [signature page follows]

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


                                            COREL CORPORATION

                                            PER: \s\ Michael O'Reilly
                                                ---------------------------
                                                     Name:
                                                     Title:



                                            PER: \s\ Mitch Desrochers
                                                ---------------------------
                                                     Name:
                                                     Title:



                                            DRAGON SYSTEMS, INC.

                                            PER: \s\ Janet M. Baker
                                                ---------------------------
                                                     Name:  Janet M. Baker
                                                     Title: President

                                  SCHEDULE "A"

                                 COREL SOFTWARE


1.       Corel WordPerfect Suite 7 OEM (object code) ("WPS7")
         DLL to enable integration of WPS7 with DRAGON Product (object code) ("DLL")

         Platforms:   Windows 95 & Windows NT4.0

         Languages:        English (US)
                           English (UK)
                           French
                           Italian
                           German
                           Spanish

         Estimated Delivery Date:  COREL shall deliver a gold master of WPS7 together with DLL to Dragon within four (4) weeks of the Effective Date.

         Bundled with:     DRAGON may bundle WPS7 together with DLL with any
                           version of DRAGON Product

2. Corel WordPerfect Suite 8 OEM (object code) ("WPS8") (object code) DLL to enable integration of WPS8 with DRAGON Product (object code) ("DLL")

         Platforms:   Windows 95 & Windows NT4.0

         Languages:        English (US)
                           English (UK)
                           French
                           Italian
                           German
                           Spanish

         Estimated Delivery Date:           February/98

Bundled with:     DRAGON may bundle WPS8 with any version of DRAGON Product

Distribution
Restriction:      DRAGON shall not be permitted to distribute WPS8 with the
                  Deluxe version of DRAGON Product until thirty (30) days following the first commercial shipment of the relevant language version of Corel WordPerfect Suite 9 by Corel.

                      DRAGON shall not be permitted to distribute WPS8 with the Preferred version of DRAGON Product until sixty (60) days following the first commercial shipment of the relevant language version of Corel WordPerfect Suite 9 by Corel.

                      DRAGON shall not be permitted to distribute WPS8 with the Personal version of DRAGON Product until ninety (90) days following the first commercial shipment of the relevant language version of Corel WordPerfect Suite 9 by Corel.

                      DRAGON shall not be permitted to distribute the English
                      (US) language OEM version of WPS8 with the English (US) language version of DRAGON Product until ninety (90) days following the first commercial shipment of Corel WordPerfect Suite 9 by Corel.

                                  SCHEDULE "B"

                           TRADE-MARK USAGE GUIDELINES





                                 [see attached]

                        GUIDELINES FOR USING COREL LOGOS

Corel logos or trademarks in stylized form (the "Marks") are valuable assets and may be used publicly with permission only from Corel. In order to protect the value of these assets, Corel must maintain control over the manner in which the Marks are used. Corel has established the following set of guidelines for properly using the Marks. If these guidelines are not followed, Corel may terminate your right to use the Marks.

- Upon request, COREL will provide authorized users with camera ready artwork of the Marks. This artwork may not be altered in any way.

- You may not display the Marks on packaging, documentation, collateral or advertising in a manner which suggests that your product is a COREL product, or in a manner which suggests that COREL or any of the Marks are a part of your product name.

- When displayed, the Marks cannot be larger than or more prominent than your product name, trade-mark, logo or trade name.

- When displayed, the Marks must stand alone. A minimum amount of empty space must be left between the Marks and any other object such as type, photography, borders, edges, etc. The required border of empty space around the Marks must be 1/2x wide, where x is the height of the Mark.

- You may not combine the Marks with any other feature including, but not limited to, other logos, words, graphics, photos, slogans, numbers, design features, or symbols.

-        [Strike-through Text]. \s\ MOR  \s\ JB


COREL LOGOS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:

1.       COREL LOGO

The word COREL is used in association with Corel's stylized "C" in two different forms as follows:

COREL  (Form A)                                      COREL  (Form B)

The logo is approved for use in black or colour. If used in colour, the C must be reproduced in red (PMS 186) and the word COREL must be reproduced in blue (PMS 293). The logo should be used only in the forms depicted above. The logo should be identified with the (R) symbol in the following countries:

         Canada, Germany, United Kingdom, United States, Austria, Benelux, France, Columbia, Finland, Poland, Norway, South Korea, Switzerland and Taiwan.

The logo should be identified with the symbol (TM) in all other countries. The
(R) or (TM) symbol must appear at the top-right comer of the graphic. When using the Marks in some countries where the symbol (TM) should be used as well as other countries where the symbol (R) should be used, the symbol (TM) may be used in all cases.

2.       CORELDRAW! LOGO

This logo is used in the following design form:

                                   CORELDRAW!

The logo is approved for use in black or with a coloured line in PMS Magenta.

The logo should be identified with the (R) symbol in Canada only.

The logo should be identified with the (TM) symbol in all other countries.

When used in text, the trade-mark must be depicted in the form CorelDRAW.

3.       BALLOON DESIGN LOGO

This logo is used in the following form:

The logo should be identified with the (TM) symbol at the top right corner of the graphic in all countries. Note that either the CorelDRAW logo or the Corel trademark may be used on the balloon, provided properly identified.

4.       COREL VENTURA LOGO

This logo is used in the following form:

                                  COREL VENTURA

The logo should be identified with the TM symbol at the top right comer of the graphic in all countries.

5.       COREL PROFESSIONAL CD-ROM PHOTOS LOGO

This logo is used in the following form:

                                      COREL

The logo should be identified with the (TM) symbol at the top right comer of the graphic in all countries.

TRADEMARK NOTICE

All products sold and all advertisements or other printed materials distributed displaying any of the Marks must, in an appropriate place, bear the following notice:

                               IS A TRADE-MARK OF
              COREL CORPORATION OR COREL CORPORATION LIMITED, USED
                                 UNDER LICENSE.

Corel reserves the right to review your use of the Marks. Any specimens or examples which are required to be delivered to Corel under the terms of your license should be sent to one of the following:

                 COREL CORPORATION
                 THE COREL BUILDING
                 1600 CARLING AVENUE
                 OTTAWA, ONTARIO
                 K1Z 8R7

                 ATTENTION: PUBLISHING PROGRAMS (RELATING TO BOOKS/MAGAZINES)
                 ATTENTION: EDUCATION DEPARTMENT (TRAINING MATERIALS)
                 ATTENTION: MEDIA RELATIONS (ARTICLES/REVIEWS)
                 ATTENTION: LEGAL DEPARTMENT (IF NONE OF THE ABOVE APPLIES)

Corel reserves the right to conduct spot checks and will periodically request samples. Corel may also conduct spot checks in the marketplace of advertising and related printed materials. Failure to comply with standards of quality specified by Corel, failure to adhere to these guidelines or failure to comply with a request for samples is grounds for termination of your license.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   SCHEDULE"C"

                                ROYALTY SCHEDULE

1.       Retail Sales

         DRAGON shall pay to COREL a royalty of [**] per unit on sales of Integrated DRAGON Product in which WPS8 is incorporated or bundled sold through the retail sales channel.

2.       OEM Sales

         DRAGON shall pay COREL the following per unit royalties on sales of Integrated DRAGON Product sold through the OEM sales channel. Only the English (U.S.) version of the Integrated DRAGON Product may be sold through the OEM sales channel and is restricted to distribution in the United States and Canada.

          UNITS/MONTH*           INTEGRATED DRAGON          INTEGRATED DRAGON
                                 PRODUCT IN WHICH WPS8 IS   PRODUCT IN WHICH WPS7 IS
                                 INCORPORATED**             INCORPORATED**
-----------------------------    -------------------------  -------------------------
[**]                             [**]                       [**]

[**]                             [**]                       [**]

[**]                             [**]                       [**]

[**]                             [**]                       [**]

[**]                             [**]                       [**]


*The unit amounts refer to the average number of units distributed by each OEM distributer in any particular month. They do not refer to total OEM sales by DRAGON.

**May only be distributed on PCs with RAM equal to or greater than 48MB and that use DRAGON certified audio channels.

All dollar amounts are in U.S. currency.

3. The foregoing amounts shall be paid by DRAGON to COREL on a quarterly basis within [**] days of the end of each quarter.

                                ADDENDUM NO.1 TO
                     THE COREL RECIPROCAL LICENSE AGREEMENT

         THIS ADDENDUM made as of the 17th day of September, 1998, by and between Corel Corporation and Corel Corporation Limited (collectively "COREL") and Dragon Systems, Inc. ("DRAGON").

BACKGROUND:

1. COREL and DRAGON have entered into the Corel Reciprocal License Agreement made as of the 25th day of January, 1998 ("License Agreement"), under which COREL granted to DRAGON a license to its Corel WordPerfect software product.

2.       COREL and Dragon wish to amend the License Agreement as set out below.

         NOW THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the parties agree as follows:

1.       AGREEMENT TERMS

1.1 Except as specifically amended in this Addendum, the terms and conditions of the License Agreement shall continue in full force and effect and govern this Addendum as if repeated herein in full.

2.       SCHEDULE "A" - COREL SOFTWARE

2.1 Schedule "A" to the License Agreement shall be deleted and replaced by Schedule "A-1" attached hereto.

3.       SCHEDULE "C"- ROYALTY SCHEDULE

3.1 The pricing matrix for Integrated DRAGON Product sold through the OEM sales channel as set out in Schedule "C" shall be deleted and replaced with the following:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       UNITS/MONTH         INTEGRATED DRAGON PRODUCT
                           IN WHICH WPS8 IS INCORPORATED
------------------------   -----------------------------
          [**]                        [**]

          [**]                        [**]

          [**]                        [**]

          [**]                        [**]

          [**]                        [**]


Note:    Prices are for the U.S. and Canada only

4.       SUPPORT

4.1 Section 5.2 to the License Agreement shall be amended by adding the following:

         "Notwithstanding the foregoing, COREL shall have no obligation to provide maintenance or technical support to End Users of the COREL Software products "Corel PrintHouse Magic" or "Corel WEB.DESIGNER"."

4.2 Section 5.3 to the License Agreement shall be amended by adding the following:

         "Notwithstanding the foregoing, COREL shall have no obligation to provide any support to DRAGON, including those items listed above, for the COREL Software products "Corel PrintHouse Magic" and "Corel WEB.DESIGNER"."

5.       REGISTERED USER BASE

5.1 Dual Registration. The following shall be added to Section 4.7 of the License Agreement:

         "Notwithstanding the foregoing, DRAGON agrees that it shall institute a process whereby End Users of the Integrated DRAGON Product may elect to register as users of the COREL Software at the same time that they register as users of the DRAGON Product. Where an End User elects to register as a user of the COREL Software, such user information shall be provided to COREL by DRAGON. COREL agrees that it shall comply with all laws regarding the use of the registered user names and shall defend or settle, and indemnify DRAGON from any claim, action or demand arising from COREL's use of the registered names. COREL also agrees that it shall not use the register user information that it receives from DRAGON hereunder for the purposes of marketing products that are competitive with the DRAGON Software."

6.       EFFECTIVE DATE

6.1      This Addendum shall be effective as of the first date set out above.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                        COREL CORPORATION

                                        PER: \s\ Michael P. O'Reilly
                                             ----------------------------
                                                 Name: Michael P. O'Reilly
                                                 Title: Vice-President  Finance
                                                        C.F.O. and Treasurer

                                        PER: \s\ Mitch Desrochers
                                             ----------------------------
                                        Name: Mitch Desrochers
                                                 Title:   Controller

                                        COREL CORPORATION LIMITED

                                        PER: \s\ Anthony O Dowd
                                             ----------------------------
                                        Name: Anthony O Dowd
                                        Title:   General Mgr.


                                        DRAGON SYSTEMS, INC.

                                        PER: \s\ John Shagoury
                                             ----------------------------
                                         Name: John Shagoury
                                         Title    C.O.O.

                                 SCHEDULE "A-1"

                                 COREL SOFTWARE

1.       Corel WordPerfect Suite 8 OEM (object code) ("WPS8")
         DLL to enable integration of WPS8 with DRAGON Product (object code) ("DLL")

         Platforms:   Windows 95 & Windows NT4.0

         Languages:   English (US)
                      English (UK)
                      French
                      Italian
                      German
                      Spanish

         Estimated Delivery Date:           February/98

         Bundled with: DRAGON may bundle WPS8 with any version of DRAGON
                       Product

2.       Corel PrintHouse Magic 3.0 - OEM (object code)("PH")

         Platforms:   Windows 95/NT

         Languages:   English (US)
                      English (UK)
                      French
                      Italian
                      German
                      Spanish

         Estimated Delivery Date:   two weeks

         Bundled with: DRAGON may bundle PH with any version of DRAGON
                       Product sold in the retail sales channel (ie. no OEM bundling).

3.       Corel WEB.DESIGNER 1.0 - OEM (object code) ("WD")

         Platforms:   Windows 3.1

                      Windows 95
                      Windows NT

         Languages:   English (US)
                      English (UK)
                      French
                      Italian
                      German
                      Spanish

         Estimated Delivery Date:   three weeks

         Bundled with: DRAGON may bundle WD with any version of DRAGON
                       Product sold in the retail sales channel (ie. no OEM bundling).

4.       Corel WordPerfect Suite 9 OEM (object code) (WPS9")

         Platforms:   Windows 95, Windows 98 & Windows NT4.0

         Languages:   English (US)
                      English (UK)
                      French
                      Italian
                      German
                      Spanish
                      Dutch

         Estimated Delivery Date:   when available

         Bundled with: DRAGON may bundle WPS9 with any version of DRAGON
                       Naturally Speaking - Professional that has a suggested retail price of $695.00USD or above.

                                    EXHIBIT 1

                       DRAGON RECIPROCAL LICENSE AGREEMENT




                                      -28-